AMENDMENT NO. 12, dated as of March 26, 2015 (this “Amendment”), in respect of the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 12, 2013 (as amended, supplemented or otherwise modified, the “DIP Credit Agreement”) by and among Exide Technologies, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “US Borrower”), Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the DIP Credit Agreement.

WHEREAS, the parties hereto desire to amend the DIP Credit Agreement as provided for herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the DIP Credit Agreement has the meaning assigned to such term in the DIP Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the DIP Credit Agreement shall, after the amendments set forth in Section 2 become effective pursuant to Section 8, refer to the DIP Credit Agreement as amended hereby.

SECTION 2 . Amendments to the DIP Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 8 below, from and after the Amendment Effective Date (as defined below), the DIP Credit Agreement is hereby amended as follows:

(a) Section 6.7(a)(ii) is hereby amended and restated in its entirety to read as follows:

“(ii) subject to the terms of Section 2.4(f)(ii), Restricted Debt Payments of the Term Advances pursuant to Section 2.4(e)(ii) or 2.4(e)(v);”

(b) Section 8.22 is hereby amended and restated in its entirety to read as follows:

“8.22 Reorganization Plan. If a Reorganization Plan that is not an Acceptable Reorganization Plan shall be confirmed in the Case, or the Company shall propose or support or fail to oppose any such plan or any motion or other pleading that seeks to extend the Maturity Date unless such extension is approved or conditioned on the consent of each Lender.”

(c) Section 8.31 is modified to delete “, unless a replacement PSA is entered into within 14 days after the date of such termination” from clause (i) thereof.

(d) The following new Sections 8.32 is added in the appropriate numerical order to read as follows:

“8.32. Reversal of Confirmation Order, etc. If (a) the order of the Bankruptcy Court confirming the Acceptable Reorganization Plan shall have been amended, modified or supplemented (or any portions thereof reversed, stayed or vacated) in any manner other than as agreed in writing by the Agent and the Required Revolver Lenders in their sole discretion or (b) the Backstop Commitment Agreement (as defined in the Acceptable Reorganization Plan) shall have been terminated or the transactions contemplated thereby otherwise become incapable of consummation.”

(e) The definition of “Acceptable Reorganization Plan” is hereby amended and restated in its entirety to read as follows:

“Acceptable Reorganization Plan” means a Reorganization Plan that (a)(i) provides for the termination of the Commitments and the payment in full in cash of the Revolver Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan and (ii) provides for the payment in full in cash of the Term Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan, or such other treatment of the Term Obligations as the holders of such Term Obligations shall consent to under the terms of such Reorganization Plan, (b) contains release and indemnification provisions relating to the Agent and the Lenders that are reasonably acceptable to the Agent, (c) does not contain any provisions that are materially inconsistent with the payment, release and indemnification provisions described in clauses (a) and (b) and (d) contemplates effectiveness of such Reorganization Plan no later than April 30, 2015.

(f) The definition of “Maturity Date” is hereby amended and restated in its entirety to read as follows:

““Maturity Date” means the earliest to occur of (a) April 30, 2015, (b) the acceleration of the Advances and the termination of the Commitments pursuant to Section 9.1 and (c) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a Reorganization Plan that is confirmed pursuant to an order entered by the Bankruptcy Court.”

(g) The definition of “Restricted Debt Payment” is hereby amended and restated in its entirety to read as follows:

““Restricted Debt Payment” means any payment, prepayment, redemption, defeasance, purchase, or other acquisition of (a) any Indebtedness that is subordinated in right of payment to the Obligations and (b) any prepetition Indebtedness of the Company, including the Prepetition Senior Secured Notes and the Prepetition Senior Subordinated Notes (but excluding any critical vendor payments or any other payments approved by the Bankruptcy Court and authorized in the Financing Orders or in any “first day” or “second day” order reasonably acceptable to the Agent or as otherwise is not in violation of Section 8.19) and (c) prior to the payment in full in cash of the Revolver Obligations under the Loan Documents (other than contingent indemnification obligations that are not then due and payable) and the termination of the Revolver Commitments, any principal with respect to the Term Advances.”

(h) Exhibit W-2 of the DIP Credit Agreement is amended by:

(i) amending and restating clause (ii) thereof to read as follows:

“(ii) the Bankruptcy Court shall not have entered an order confirming an Acceptable Reorganization Plan by April 10, 2015, or the US Borrower shall have abandoned its effort to confirm and Acceptable Reorganization Plan; or”; and

(ii) amending replacing the reference to “March 31, 2015” in clause (iii) of the second paragraph thereof with a reference to “April 30, 2015”.

SECTION 3 . Representations and Warranties; No Default. The Borrowers represent and warrant that (a) the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (or true and correct, as the case may be) as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

SECTION 4 . Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

SECTION 5 . Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Delivery to Agent by any Lender of an executed counterpart of a signature page to this Amendment shall constitute such Lender’s irrevocable consent to each of the amendments set forth in this Amendment, which irrevocable consent shall be binding (a) on such Lender’s successors and assigns in accordance with the terms hereof, notwithstanding the occurrence of any assignment of or succession in interest to such Lender’s Advances and/or Commitments prior to the occurrence of the Amendment Effective Date and (b) with respect to any Term Advances and/or Revolver Commitments held by such Lender on the date such Lender delivers its executed counterpart of a signature page to this Amendment or thereafter acquired by such Lender.

SECTION 6 . Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 7 . Amendment Fees. Subject to the occurrence of the Amendment Effective Date, the Borrowers agree to pay, or cause to be paid to the Agent (a) for the account of each Revolver Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time) on March 26, 2015, fees (any such fees, the “Revolver Amendment Fees”) in an amount equal to 0.20% of such Revolver Lender’s Revolver Commitment as of the Amendment Effective Date and (b) for the account of each Term Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time) on March 26, 2015, fees (any such fees, the “Term Amendment Fees” and, together with the Revolver Amendment Fees, the “Amendment Fees”) in an amount equal to 0.20% of the aggregate outstanding principal amount of such Term Lender’s Term Advances (including, for the avoidance of doubt, all Additional Term Advances) as of the Amendment Effective Date.

SECTION 8 . Effectiveness. This Amendment shall become effective when (a) the Agent shall have received from each Borrower and each Lender a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof, (b) the Borrowers shall have paid, or caused to be paid, all fees and expenses required to be paid by them pursuant to the Loan Documents and that certain Engagement Letter, dated as of March 20, 2015, between J.P. Morgan Securities LLC and the US Borrower and (c) the Borrowers shall have paid to the Agent, for the account of the applicable Lenders, all Amendment Fees payable pursuant to Section 7, it being understood that (x) once paid, any amounts payable hereunder or any part thereof payable hereunder shall not be refundable under any circumstances and (y) all amounts payable hereunder shall be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim (the date on which such conditions shall be first satisfied, the “Amendment Effective Date”).

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JPMORGAN CHASE BANK, N.A., as Agent
By:	/s/ Charles K. Holmes

Name: Charles K. Holmes
Title: Executive Director

EXIDE TECHNOLOGIES
a Delaware corporati	on, as US Borrower
By:	/s/ Brad S. Kalter

Name: Brad S. Kalter
Title: VP, Deputy GC & Secretary

EXIDE GLOBAL HOLDING NETHERLANDS C.V.
a limited partnershi existing under the l Netherlands, represe Technologies, its ge Foreign Borrower	p organized and aws of the nted by Exide neral partner, as
By:	/s/ Brad S. Kalter

Name: Brad S. Kalter
Title: VP, Deputy GC & Secretary

[LENDERS SIGNATURES
ON FILE WITH THE AGENT]
By:
Name:
Title: